SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to sec. 240.14a-12.

Real Estate Income Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment Of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Real Estate Income Fund Inc.

Announces Postponement of Special Meeting of Shareholders

NEW YORK—(Business Wire)—October 21, 2005 Real Estate Income Fund Inc. (the “Fund”), which is traded on the New York Stock Exchange under the symbol “RIT,” announced today that it has postponed to November 15, 2005 its Special Meeting of Shareholders scheduled for later today in order to continue to solicit votes to reach the necessary quorum to conduct business at the Special Meeting. The November 15 meeting will be held at 1:00 p.m. (New York time) at 399 Park Avenue, 12th Floor Auditorium, New York, New York 10022. The record date for the Special Meeting will remain August 22, 2005.

Shareholders having questions or needing assistance in voting their shares should contact Georgeson Shareholder Communications at 1-888-293-6728.

Real Estate Income Fund Inc. is a non-diversified investment management company advised by Citi Fund Management Inc., an affiliate of Citigroup Inc., and is sub-advised by AEW Management and Advisors, L.P., an affiliate of AEW Capital Management, L.P.

For more information on the Fund, please call 1-888-735-6507 or consult the Fund’s web site at www.citigroupassetmanagement.com.

Contact:	Brenda Grandell
Director, Closed-End Funds
Citigroup Asset Management
212-291-3775

Media Relations:	Mary Athridge
Media Relations
Citigroup Asset Management
212-559-0104